Exhibit 99.1

Request for Admittance Card

Guidant Corporation
Special Meeting of Shareholders
April 27, 2005
10:00 a.m. (Local Time)

            The Special Meeting of Shareholders of Guidant Corporation will be held on April 27, 2005 at 10:00 a.m., local time, at Guidant’s corporate headquarters, 111 Monument Circle, Indianapolis, Indiana.

            If you plan to attend the meeting, please complete and return the Request for Admittance Card attached below. An Admittance Card will be sent to you and will be required for admittance to the meeting. If you plan to attend the special meeting, we encourage you to return this card by April 12, 2005, so that we can mail an Admittance Card to you in time for the meeting.

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Request for Admittance Card

Guidant Corporation

Special Meeting of Shareholders
April 27, 2005
10:00 a.m. (Local Time)
Indianapolis, Indiana

Please return this card only if you plan to attend the meeting. If you do not plan to attend, you only need to vote in advance of the meeting by using one of the three voting methods available. Even if you plan to attend the meeting, we encourage you to vote in advance of the meeting. You may vote (1) by returning the enclosed proxy card; (2) by telephone; or (3) by the Internet.

[   ]   I plan to attend the meeting.

Please type or print clearly:

Name:

Street Address:

City:	State:	Zip Code:

GUIDANT CORPORATION
Special Meeting of Shareholders

Date:	April 27, 2005
Time:	10:00 AM (Local Time)
Place:	111 MONUMENT CIRCLE
INDIANAPOLIS, IN 46204

     PROXY

GUIDANT CORPORATION
SPECIAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints J. M. Cornelius, R. W. Dollens and B. E. Kury, and each of them, as proxies of the undersigned, each with full power to act without the others and with full power of substitution, to vote all the common shares of GUIDANT CORPORATION held in the name of the undersigned at the close of business on March 21, 2005 at the Special Meeting of Shareholders to be held on April 27, 2005 at 10:00 AM (Local Time), and at any adjournment thereof, with all the powers the undersigned would have if personally present, as set forth on the reverse side.

Under the Guidant Employee Savings and Stock Ownership Plan (the “Plan”) or similar plan in which you participate, you have the right as a participant in and a named fiduciary of (i.e. the responsible party identified in the voting section the Plan document) the Plan to give written instructions to The Northern Trust Company as trustee for the Plan to vote as you specify the number of shares representing your proportionate interest in the Plan on March 21, 2005. The Plan provides that the trustee will vote the shares for which voting instructions have not been received in its discretion. If you wish to have the shares allocated to this account under the Plan voted by the trustee in accordance with your instructions, please sign the authorization on the reverse side of this card and return it in the enclosed envelope or give your instructions by telephone or via the Internet. If you participate in The Guidant Corporation Employee Stock Plan for Puerto Rico Affiliates (“ESOP”), you may similarly authorize the trustee of the ESOP to vote shares by signing the authorization on the reverse side of this card.

IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES REPRESENTED THEREBY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER OR, IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” APPROVAL OF THE MERGER AGREEMENT AS SET FORTH IN PARAGRAPH 1 ON THE REVERSE SIDE.

The proxies are authorized to vote in their discretion upon such other matters as may properly be brought before the Special Meeting of Shareholders or any adjournment or postponement of it.

Comments:

(If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.

EQUISERVE TRUST COMPANY NA
ATTN: GUS JIMINEZ/CLIENT ADMINISTRATION
525 WASHINGTON BOULEVARD 9TH FL.,
SUITE 4690
JERSEY CITY, NJ 07310

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Guidant Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Guidant Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	GUIDANT	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GUIDANT CORPORATION

The Board of Directors recommends a vote FOR the following proposal:

1.	To approve the Agreement and Plan of Merger dated as of December 15, 2004, among Johnson & Johnson, Shelby Merger Sub, Inc., a wholly-owned subsidiary of Johnson & Johnson, and Guidant, pursuant to which Shelby Merger Sub will merge into Guidant with Guidant becoming a wholly-owned subsidiary of Johnson & Johnson, as described in the accompanying proxy statement/prospectus.

For	Against	Abstain
☐	☐	☐

The proxies are authorized to vote in their discretion upon such other matters as may properly be brought before the special meeting or any adjournment or postponement of it.

Please sign exactly as name(s) appear above. Joint owners should each sign. When signing in a representative capacity, please give full title. Your signature serves as acknowledgment of receipt of the accompanying Notice and Proxy Statement.

For comments, please check this box and write them on the back where indicated			☐

Please indicate if you plan to attend the meeting	☐	☐
	Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date